UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2010

NURX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-26694	87-0681500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aubade Creative
501 Santa Monica Boulevard, Suite 600
Santa Monica, CA  90401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 526-3227

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2010, the Board of Directors of NuRx Pharmaceuticals, Inc. (the “Company”) approved a deferred compensation arrangement with respect to employment agreements of Dr. Harin Padma-Nathan, Chief Executive Officer, and Steven Gershick, Chief Financial Officer of the Company.

On May 29, 2010, in order to help the Company conserve cash for operations, Dr. Padma-Nathan began reducing the rate at which the Company paid his base salary from $325,000 to $243,750, which represents a reduction of 25%.  Thereafter, on July 23, 2010, Dr. Padma-Nathan, further reduced the rate at which the Company paid his base salary to $0.  Throughout this time, Dr. Padma-Nathan devoted and continues to devote 100% of his time to activities of the Company.

On May 29, 2010, in order to help the Company conserve cash for operations, Mr. Gershick reduced the rate at which the Company paid his base salary by 50%, from a rate of $252,000 per annum to $126,000 per annum, at which time Mr. Gershick reduced his full time commitment to a 50% part-time commitment commensurate with reduction in his rate of pay.  Thereafter, on August 7, 2010, Mr. Gershick further reduced the rate at which the Company paid his base salary to $37,800, which represented an 85% reduction from his original base salary of $252,000.  Mr. Gershick has agreed to continue to devote 1/3 of his available time to activities of the Company.

In recognition and consideration of the unpaid compensation and continuing time commitments set forth above, at its August 8, 2010 meeting the Company’s Board adopted the following deferred compensation arrangement:

1)
The unpaid compensation to Dr. Padma-Nathan and Mr. Gershick from and after May 29, 2010, computed as the difference between (i) each executive’s base salary multiplied by the time commitment, and (ii) base salary actually paid to the executive, shall be considered “deferred compensation.” The full amount of such deferred compensation shall be paid to the executives immediately upon receipt of appropriate outside financing by the Company.

2)	The Company shall continue to provide health insurance coverage to the executives at current levels.

In connection with such deferred compensation arrangement, the Company issued to Dr. Padma-Nathan and Mr. Gershick new, fully vested options to purchase, respectively, 500,000 and 50,000 shares of the Company’s common stock at an exercise price of $0.11 per share, which was the then current fair market value of the Company’s common stock on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NURX PHARMACEUTICALS, INC.

Dated: August 12, 2010	By:	/s/ Steven Gershick
Name: Steven Gershick
Title: Chief Financial Officer